EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2014 with respect to the audited consolidated financial statements of AudioEye, Inc. for the years ended December 31, 2013 and 2012.

/s/ MaloneBailey, LLP

www.malonebailey.com
Houston, Texas
November 12, 2014